EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Intrepid Capital Management Funds Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Intrepid Capital Management Funds Trust for the period ended March 31, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Intrepid Capital Management Funds Trust for the stated period.

/s/ Mark F. Travis	/s/ Timothy A. Page
Mark F. Travis Principal Executive Officer, Intrepid Capital Management Funds Trust	Timothy A. Page Principal Financial Officer, Intrepid Capital Management Funds Trust

Dated:	June 5, 2025

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Intrepid Capital Management Funds Trust for purposes of Section 18 of the Securities Exchange Act of 1934.